Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference on Form 8-K of Digital Music Group, Inc. of our report dated December 6, 2005 related to our audit of the carve out financial statements of Rio Bravo Entertainment LLC, which appears in Amendment No. 6 of the Digital Music Group, Inc. Registration Statement on Form S-1 (No. 333-128687).

/s/ Perry-Smith LLP
Sacramento, California February 9, 2006